EXHIBIT J


                AMERICAN COMMUNICATIONS SERVICES, INC.

                         Units consisting of

             14-3/4% Redeemable Preferred Stock due 2008

                                and

             Warrants to Purchase Shares of Common Stock


                          PURCHASE AGREEMENT

                                                    July 10, 1997

To the Purchasers Listed
 on Schedule 1 hereto

Ladies and Gentlemen:

          American Communications Services, Inc. (the "Company"), a Delaware corporation, hereby confirms its agreement with the persons listed on Schedule 1 hereto (the "Purchasers"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers the number of Units (as defined below) stated opposite the respective names thereof on Schedule 1 hereto, each consisting of 1 share of 14-3/4% Redeemable Preferred Stock due 2008, par value $1.00 per share (collectively, the "Preferred Stock"), and one Warrant (collectively, the "Warrants," and, together with the Preferred Stock, the "Units") initially to purchase 80.318 shares (the "Initial Warrant Shares") of the Company's common stock (the "Common Stock"), subject to adjustment which would result in each Warrant being exercisable for 22.645 shares of Common Stock (the "Additional Warrant Shares" and together with the Initial Warrant Shares, the "Warrant Shares") in the event the Company fails to raise net proceeds of at least $50,000,000 through the issue and sale of its qualified capital stock (as defined in the Warrant Agreement described below)(other than preferred stock) on or before December 31, 1998 (the "Warrant Adjustment Date"). Each Purchaser will purchase that amount of Units stated opposite its name on Schedule 1 hereto and will not be responsible for the purchase of any Units to be bought by the other Purchasers hereunder. The Warrants are to be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and Chase Manhattan Bank, as Warrant Agent (the "Warrant Agent"). The Units, the Preferred Stock and the Warrants are herein collectively referred to as the "Securities."

          The Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on one or more exemptions therefrom.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated June 11, 1997 (the "Preliminary Memorandum") and a final offering memorandum dated July 3, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), each setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

          The Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of
(i) the Preferred Registration Rights Agreement (the "Preferred Registration Rights Agreement"), among the Company, the Purchasers, BT Securities, Inc. and Alex. Brown & Sons Incorporated (collectively, the "Initial Purchasers"), which will require the Company, among other things, to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement (the "Registration Statement") pursuant to Rule 415 under the Act relating to the resale of the Preferred Stock by Holders thereof and to use its best efforts to cause such registration statement to be declared effective, (ii) a Supplemental Registration Rights Agreement (the "Supplemental Registration Rights Agreement") containing certain demand registration rights and (iii) the Warrant Agreement which will require the Company, among other things, to file with the Commission under the Act a registration statement (the "Equity Registration Statement") registering the resale of the Warrants and Warrant Shares, and to use its commercially reasonable efforts to cause such registration statement to be declared effective.

          This purchase agreement (the "Agreement"), the Securities, the Warrant Agreement, the Preferred Registration Rights Agreement and the Supplemental Registration Rights Agreement are herein collectively referred to as the "Offering Documents."

          2. Representations and Warranties. The Company represents and warrants to and agrees with the Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Purchasers furnished to the Company in writing by the Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The Company has no material subsidiaries other than those listed on Schedule 2 hereto (the "Subsidiaries") and, except as set forth on such schedule, owns all the issued and outstanding capital stock of each of the Subsidiaries. Each of the Company and the Subsidiaries is duly incorporated or organized, validly existing and in good standing as a corporation or a limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or organization, with all requisite corporate or other power and authority to own or lease its properties and conduct its business as now conducted, as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in the jurisdiction in which it has its principal place of business and in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

          (c) The Preferred Stock and the Certificate of Designation, as amended, relating to the Preferred Stock (the "Certificate of Designation") have been duly authorized by the Company. Prior to the Closing Date, the Preferred Stock and additional shares of Redeemable Preferred Stock (as defined in the Certificate of Designation) sufficient to pay dividends to the Redemption Date (as defined in the Certificate of Designation), shall have been duly authorized and, when issued and delivered, in the case of the Preferred Stock, against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; as of the Closing Date, the capital stock of the Company shall conform in all material respects to the description thereof in the Final Memorandum.

          (d) The Company has all requisite corporate power and authority to execute and deliver the Preferred Registration Rights Agreement and the Supplemental Registration Rights Agreement; the Preferred Registration Rights Agreement and the Supplemental Registration Rights Agreement have been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers and the Purchasers (with respect to the Preferred Registration Rights Agreement) or the Purchasers (with respect to the Supplemental Registration Rights Agreement), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (e) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subsequent to the filing of the Certificate of Designation to issue and deliver the Securities and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. Except as described in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Purchasers. Except as set forth in the Final Memorandum, neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or similar organizational document), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or the Subsidiaries, which violation would, individually or in the aggregate, have a Material Adverse Effect or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or to which the Company or the Subsidiaries is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (f) Neither the issuance and sale of the Securities nor the execution, delivery and performance by the Company of this Agreement, the Preferred Registration Rights Agreement, the Supplemental Registration Rights Agreement or the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby will conflict with or constitute or result in a breach, default or violation of (or with the giving of notice, passage of time or both would result in a breach, default or violation of), or result in the creation or imposition of a lien, charge or encumbrance on any properties or assets of the Company or the Subsidiaries with respect to, any of (i) the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or other agreement or instrument to which the Company is a party or to which the Company or its respective properties is subject, which conflict, breach, violation, or default would, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or by-laws of the Company, as the same will be in effect on the Closing Date or (iii) (assuming compliance with all applicable state securities and "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of its respective properties, which conflict, breach, violation, default, lien, charge or encumbrance would, individually or in the aggregate, have a Material Adverse Effect.

          (g) The audited consolidated financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein and are in all material respects in accordance with the books and records of the Company and its subsidiaries. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (h) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (i) Except as described in the Final Memorandum, there is neither pending nor, to the best knowledge of the Company after due inquiry, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body (including, without limitation, the FCC) that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge or relate to the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (j) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how, and on the Closing Date will possess such licenses, rights and know-how necessary to conduct the businesses currently operated by it, as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor the Subsidiaries has received any notice of infringement of, or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how necessary to conduct the businesses operated by it that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (k) Each of the Company and the Subsidiaries has obtained, or has applied for, all consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses (including, without limitation, all material licenses from the FCC and state, local or other governmental authorities), permits, franchises and other governmental authorizations necessary to conduct its businesses as described in the Final Memorandum, the lack of which, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings related to the revocation or materially adverse modification of any such consent, approval, authorization, order, registration, filing, qualification, license or permit, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

          (l) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein or contemplated thereby, (i) neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; and (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

          (m) There are no legal or governmental proceedings involving or affecting the Company or any of the Subsidiaries or any of their respective properties or assets (other than proceedings, individually or in the aggregate, which would not, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Effect) that are not described in or contemplated by the Final Memorandum. Except as described in or contemplated by the Final Memorandum, neither the Company nor any of the Subsidiaries is in default under any material contract, has received a notice or claim of any such default or has knowledge of any breach of any such contract by the other party or parties thereto, except such defaults or breaches which would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income, franchise and property tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and each of the Company and the Subsidiaries has paid all taxes shown as due thereon as of the Closing Date; and other than tax deficiencies that the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reasonably reliable and accurate.

          (p) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to all leasehold estates in the real and personal property described in the Final Memorandum as being leased by it (except for those leases of real property in which the Company has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease), free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in or contemplated by the Final Memorandum (including the description of the AT&T Credit Facility set forth therein) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiaries and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. No real or personal property, rights-of-way, conduits, pole attachments or fiber leased, licensed or used by the Company or any of the Subsidiaries lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any such real or personal property, rights-of-way, conduits, pole attachments or fiber exists that would prevent the continued effective leasing, licensing or use of such real or personal property, rights-of-way, conduits, pole attachments or fiber in the business of the Company or any of the Subsidiaries as presently conducted, subject in each case to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

          (q) None of the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in or contemplated by the Final Memorandum, none will be, an "investment company," or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (r) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

          (s) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
     (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (t) None of the Company, any of the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 8 hereof, and the representations and warranties of the Initial Purchasers in
     Section 8 of that certain purchase agreement dated July 3, 1997 among the Company, BT Securities Corporation and Alex. Brown & Sons Incorporated (the "BT Purchase Agreement"), it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act.

          (u) No securities of the Company or any of the Subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Preferred Stock, Warrants or
     Units and listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (v) The Company has all requisite corporate power and authority to execute and deliver the Warrant Agreement; the Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (w) The Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement, and delivered to and paid for by the Purchasers in accordance with the terms hereof, will be entitled to the benefits of the Warrant Agreement and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (x) As of the Closing Date, the Company will have the capitalization set forth in or contemplated by the Final Memorandum; all of the outstanding shares of capital stock of the Company and the Subsidiaries that are corporations have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in or contemplated by the Final Memorandum, all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries that are corporations, as of the Closing Date, will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than those shares the holders of which have subjected to liens) or voting; other than pursuant to the Warrant Agreement or as set forth in the Final Memorandum, there are no (i) options, warrants, or other rights to purchase from the Company or any of the Subsidiaries, (ii) agreements or other obligations of the Company or any of the Subsidiaries to issue capital stock or
     (iii) other rights to which the Company or any of the Subsidiaries is a party to convert any obligation, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.

          (y) When issued in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

          (z) Since the date of the most recent financial statements appearing in the Final Memorandum and except as described therein, (i) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect and (ii) there has not occurred, nor has information become known nor has any state of facts arisen that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect whether or not arising in the ordinary course of business.

          (aa) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

          (bb) Except as set forth in the Final Memorandum, each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (cc) The Company maintains, sponsors, contributes to, or has or has had an obligation with respect to "employee benefit plans," within the meaning of Section 3(3) of ERISA, and may or has had obligations with respect to other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, noncompetition, collective bargaining and other plans, agreements, policies, trust funds, or arrangements (whether written or unwritten, insured or self-insured) on behalf of employees, directors, or shareholders of the Company (whether current, former, or retired) or their beneficiaries (each a "Plan" and, collectively, the "Plans"). Neither the Company nor any ERISA Affiliate has any liability, direct or indirect, or actual or contingent (but excluding any contributions due in the ordinary course) with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA that has or could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not give rise to any liability with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, or shareholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. Except as would not individually or in the aggregate have, or could not reasonably be expected to have, a Material Adverse Effect: (i) neither the Company nor any ERISA Affiliate has made any promises or commitments to create any additional plan, agreement, or arrangement; (ii) no event, condition, or circumstance exists that could result in an increase of the benefits provided under any Plan or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Closing; and (iii) neither the Company nor any ERISA Affiliate has or could be expected to have any liability for any prohibited transaction as defined in
     Section 406 of ERISA or Section 4975 of the Code. With respect to each of the Plans: (i) each Plan intended to qualify under Section 401(a) of the Code has been qualified since its inception and has received a determination letter under Revenue Procedure 93-39 from the IRS to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur through the date of the Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability that has or could reasonably be expected to have a Material Adverse Effect; (ii) no claim, lawsuit, arbitration, audit or investigation or other action has been threatened, asserted, instituted, or anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans that would have or could reasonably be expected to have a Material Adverse Effect; (iii) the Plan complies in all material respects and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; and (iv) with respect to each Plan that is funded mostly or partially through an insurance policy, the Company has no liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing that has or could reasonably be expected to have a Material Adverse Effect.

          (dd) The Preferred Stock, the Warrants, the Warrant
     Agreement and the Preferred Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          Any certificate signed by any officer of the Company or any subsidiary and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company and each of its subsidiaries to the Purchasers as to the matters covered thereby.

          No representation or warranty of the Company contained herein shall be affected by any knowledge of or attributable to any present or former representative on or observer to the Company's or its Subsidiaries' boards of directors who is an employee, designee, or affiliate of any Purchaser.

          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company the number of Units, at the purchase price for such Units, each as set forth opposite the names of the Purchasers in Schedule 1 hereto. The obligations of the Purchasers under this Agreement are several and not joint.

          One or more certificates in definitive form for the Securities that the Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchasers, against payment by or on behalf of the Purchasers of the purchase price therefor by wire transfer (same-day funds), payable to or upon the order of the Company in immediately available funds. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York on or about 9:00 A.M., New York City time, on July 10, 1997, or at such other place, time or date as the Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Purchasers at the offices in New York, New York of BT Securities Corporation at least 24 hours prior to the Closing Date.

          4.   [Intentionally Omitted]

          5. Covenants of the Company. The Company covenants and agrees with the Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Purchasers and counsel to the Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Purchasers shall not have given their consent. The Company will promptly, upon the reasonable request of the Purchasers or counsel for the Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be reasonably necessary or advisable in connection with the resale of the Securities by the Purchasers.

          (b) The Company will cooperate with the Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Purchasers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject the Company to any tax in any such jurisdiction where it is not then so subject.

          (c) Until the date of the completion of the sale of the Securities, if, at any time prior to the completion of the distribution by the Purchasers of the Securities any event occurs as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, the Company will promptly notify the Purchasers thereof and will prepare, at the Company's expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Purchasers and to counsel for the Purchasers, during the period referred to in paragraph (c) above, as many copies of the Final Memorandum or any amendment or supplement thereto as the Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Securities remain outstanding, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of Securities and to each prospective purchaser (as designated by such holder) of Securities, any information required to be provided by Rule 144A(d)(4) under the Act.

          (g) Prior to the Closing Date, the Company will furnish to the Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

          (h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

          (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j)  The Company will cooperate with the Purchasers to
     (i) if requested, permit the Units, the Preferred Stock and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "PORTAL Market"), (ii) if requested, permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and (iii) permit the Warrant Shares upon issuance and registration under the Act (as defined in the Warrant Agreement) to be listed on the Nasdaq National Market or other national securities exchange on which the Company's Common Stock is then listed.

          6. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof: (i) any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Purchasers of copies of the foregoing documents and the other Offering Documents as required by this Agreement,
(iii) the reasonable fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Purchasers, (iv) the preparation (including printing), issuance and delivery to the Purchasers of any certificates evidencing the Securities, including transfer agent's fees, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel relating thereto,
(vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities (vii) the fees and expenses of the Warrant Agent, the transfer agent and registrar of the Common Stock, including fees and expenses of their respective counsel, (viii) all expenses and listing fees incurred in connection with the application, if requested, for quotation of the Units, the Preferred Stock and the Warrants on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the issuance and sale of the Securities provided for herein are not consummated because any condition to the obligations of the Purchasers set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to paragraphs (i) and (v) of Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by the Purchasers in connection with the proposed purchase and sale of the Securities.

          7.   Conditions of the Obligations of the Purchasers.
The obligations of the several Purchasers to purchase and pay for the Securities shall be subject in the Purchasers' sole discretion, to the following conditions:

          (a) The Purchasers shall have received opinions in form and substance satisfactory to the Purchasers and counsel for the Purchasers, dated the Closing Date, of (i) the opinion of Riley M. Murphy, Esq., General Counsel for the Company, substantially in the form of Exhibit A-1; (ii) the opinion of Kelley, Drye & Warren, special regulatory counsel for the Company, substantially in the form of Exhibit A-2; and (iii) the opinion of Cravath, Swaine & Moore, special counsel for the Company, substantially in the form of Exhibit A-3 hereto.

          (b)  [Intentionally Omitted]

          (c) The Purchasers shall have received from the Independent Accountants letters dated, respectively, the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers.

          (d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as to a certain date); the Company shall have performed, in all material respects, all covenants and agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and subsequent to the date of the most recent financial statements in the Final Memorandum, there shall have been no material adverse change in the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries, except as set forth in or contemplated by the Final Memorandum.

          (e) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority (including, without limitation, the FCC).

          (f) Subsequent to the respective dates as of which information is given in the Final Memorandum, except in each case as described in or as contemplated by the Final Memorandum, neither the Company nor the Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole or entered into any transaction that would, individually or in the aggregate, have a Material Adverse Effect on the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries taken as a whole, and there shall not have been any change in the capital stock or long-term indebtedness of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

          (g) The Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company by its Executive Chairman of the Board of Directors or President and Chief Executive Officer and its Chief
     Financial Officer to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made to a certain date), and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein or contemplated thereby, there has not been any material adverse change in the business, condition (financial or other), prospects or results of operations of the Company and the Subsidiaries taken as a whole; and

               (iii) The issuance and sale of the Securities hereunder by the Company has not been enjoined
          (temporarily or permanently).

          (h) On the Closing Date, the Company and the Initial Purchasers and the Purchasers shall have entered into the Preferred Registration Rights Agreement and the Company and the Purchasers shall have entered into the Supplemental Registration Rights Agreement.

          (i) On or before the Closing Date, the Purchasers and counsel for the Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

          (j) All sales of Units to the Purchasers pursuant to this Agreement shall close simultaneously with the sales of an aggregate 29,000 Units to the Initial Purchasers pursuant to the BT Purchase Agreement.

          All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchasers and counsel for the Purchasers. The Company shall furnish to the Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Purchasers shall reasonably request.

          8. Offering of the Securities; Restrictions on Transfer. Each of the Purchasers represents and warrants (as to itself only) that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act ("Qualified Institutional Buyer"). Each of the Purchasers agrees with the Company that (i) it has not and will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S under the Act, by means of any directed selling efforts and (ii) it has not and will not offer, solicit, solicit offers to buy, deliver, sell or otherwise transfer any of the Securities prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issue date of the Securities and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor of the Securities) other than (A) to the Company or any subsidiary thereof, (B) pursuant to a registration statement that has been declared effective under the Act, (C) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act in accordance with Exhibit C hereto, (E) to an Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act that provides a letter to it in the form of Exhibit B hereto and that is acquiring the Securities for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (F) pursuant to another available exemption from the registration requirements of the Act.

          9.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Purchaser and its affiliates (other than any affiliate which has acquired Securities in its capacity as a holder of securities), directors, officers, employees and each other person, if any, who controls such Purchaser or its affiliates within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, such affiliates or such controlling person (referred to herein as an "Indemnified Party" or "Indemnified Parties") may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i)  any untrue statement or alleged untrue
          statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

               (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each such Indemnified Party for any reasonable legal or other expenses incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability (or action in respect thereof); provided, however, that the Company will not be liable to a given Indemnified Party in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the any Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser related to such Indemnified Party specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the Indemnified Parties. The Company shall not be liable under this paragraph (a) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed. A Purchaser shall not, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company is or could have been a party, or indemnity could have been sought hereunder by the Company, unless such settlement (i) includes an unconditional written release of the Company, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company.

          (b) Each Purchaser will (severally and not jointly with the other Purchasers) indemnify and hold harmless the Company, its directors, its officers and each other person, if any, who controls the Company within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum, or any amendments or supplement thereto, or (ii) the omission or the alleged omission to state in any Memorandum, or any amendment or supplement thereto, a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by such Purchaser specifically for use therein; and, subject to the foregoing, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability (or action in respect thereof). This indemnity agreement will be in addition to any liability that such Purchaser may otherwise have to the Indemnified Parties. Such Purchaser shall not be liable under this paragraph (b) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of such Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Purchaser is or could have been a party, or indemnity could have been sought hereunder by such Purchaser, unless such settlement (i) includes an unconditional written release of such Purchaser, in form and substance reasonably satisfactory to such Purchaser, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Purchaser.

          (c) Promptly after receipt by an Indemnified Party under paragraph (a) or (b) above of notice of the commencement of any action for which such Indemnified Party is entitled to indemnification under this Section 9, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the failure so to notify the indemnifying party
     (i) will not relieve it from any liability under paragraphs
     (a) or (b) above except to the extent such indemnifying party has been materially prejudiced by such failure (including, without limitation, that such failure results in the forfeiture by the indemnifying party of substantial rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) and (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if (i) the indemnifying party has failed to assume the defense thereof and employ such counsel or (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the Indemnified Party and the indemnifying party and the Indemnified Party shall have been advised by counsel that representation of such indemnifying party and such Indemnified Party by the same counsel would be inappropriate under applicable standards of professional conduct due to differing interests between them, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such Indemnified Party or parties and such Indemnified Party or parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or parties. After notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof and the reasonable approval by such Indemnified Party of counsel appointed to defend such action, the indemnifying party will not be liable to such Indemnified Party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Indemnified Parties in the case of paragraph (a) of this
     Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the Indemnified Parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the Indemnified Party at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume promptly after notice of the institution of such action the defense of such action or retain counsel reasonably satisfactory to the Indemnified Party. After such notice from the indemnifying party to such Indemnified Party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unenforceable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this paragraph (d), each person, if any, who controls a relevant Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as that Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company hereunder.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company or its officers and of the Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors or any controlling person referred to in Section 9(b) hereof, the Purchasers or any controlling person referred to in Section 9(a) hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.



          11.  Termination.

          (a) This Agreement may be terminated as to a given Purchaser in the sole discretion of such Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date:

               (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Purchasers, has had or has, individually or in the aggregate, a Material Adverse Effect, or there shall have been, in the sole judgment of the Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" since the date of this Agreement or any securities of the Company not on any "watch list" on the date hereof shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b)  Termination of this Agreement pursuant to this
     Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          12. Information Supplied by the Purchasers. The statements set forth in the last two sentences of the first paragraph and footnote (3) on the cover page, in the Management and Principal Stockholders sections relating to any Purchaser or any affiliates of any Purchaser and in the last two paragraphs of the section entitled "Private Placement" of the Final Memorandum constitute the only information furnished in writing by the Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if sent to the Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to them at their respective addresses set forth on Schedule 1 hereto; if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to the Company at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701,
Attention: General Counsel, Telecopier Number (301) 617-4277; with a copy to Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, Attention: George W. Bilicic, Jr., Esq., Telecopier Number (212) 474-3700.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control each Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the several indemnity of each Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Purchasers will be deemed a successor because of such purchase.

          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.






















          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Purchasers.

                              Very truly yours,

                              AMERICAN COMMUNICATIONS SERVICES,
                              INC.


                              By:  /s/ Riley M. Murphy
                                   Name:   Riley M. Murphy
                                   Title:  Executive Vice President/Secretary


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

THE HUFF ALTERNATIVE INCOME FUND, L.P.

By:  WRH PARTNERS, L.L.C., General Partner


By:  /s/ Joseph R. Thornton
     Name:  Joseph R. Thornton
     Title: Attorney-in-Fact


GENERAL MOTORS DOMESTIC GROUP PENSION TRUST

By:  MELLON BANK N.A. Solely in its
Capacity as Trustee for the
General Motors Domestic Group
Pension Trust (as directed by
General Motors Investment Management Corp.)
and not in its individual capacity


By:  /s/Laurie A. Adams
        Name:  Laurie A. Adams
        Title: Trust Officer

MCDERMOTT INC. MASTER TRUST


By:  /s/ Larry R. Gibson
         Name:  Larry R. Gibson
         Title: Agent of the Investment Committee


SOCIETE GENERALE SECURITIES CORPORATION


By:  /s/ David M. Malcolm
         Name:  David M. Malcolm
         Title: Managing Director


ING BARING [U.S.] SECURITIES, INC.


By:  /s/ I. Hwang
         Name:  I. Hwang
         Title: Assistant Secretary
























                                                  SCHEDULE 1


                                         Number
Purchaser                               of Units  Purchase Price

The Huff Alternative Income             10,000     $ 9,550,000
 Fund, L.P.
1776 On the Green
67 Park Place
Morristown, NJ 07960
Attn:  Joseph R. Thornton, Esq.

General Motors Domestic Group           20,000      19,100,000
 Pension Trust
1 Mellon Bank Center
500 Grant Street 3700
Pittsburgh, PA  15288-0001
Attn:  Laurie Adams

McDermott Inc. Master Trust              1,000         955,000
P.O. Box N 7796
Norfolk House
Frederick Street
Nassau, Bahamas
Attn:  Richard Tyner

Societe Generale Securities              7,500       7,500,000
 Corporation
1221 Avenue of the Americas
New York, NY  10020
Attn:  Ian Hardington

ING Baring [U.S.] Securities, Inc.       7,500       7,500,000
667 Madison Avenue
New York, NY  10021
Attn:  Legal Department
                                        ------     -----------
Total                                   46,000      44,605,000